                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-3 of our reports dated March 15, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in Conceptus, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP
San Jose, California

May 5, 2004